UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 19, 2022 (May 13, 2022)
Date of Report (date of earliest event reported)
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UpHealth, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-38924 (Commission File Number)		83-3838045 (I.R.S. Employer Identification Number)
14000 S. Military Trail, Suite 203
	Delray Beach,	FL. 33484
(Address of principal executive offices and zip code)
(312) 618-1322
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPH	New York Stock Exchange
Redeemable Warrants, exercisable for one share of Common Stock at an exercise price of $11.50 per share	UPH.WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On May 13, 2022, UpHealth, Inc. (the “Company”) received a written notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) that the average closing price of the Company’s common stock had fallen below $1.00 per share over a period of 30 consecutive trading days, which is the minimum average share price required by the NYSE under Section 802.01C of the NYSE Listed Company Manual (“Section 802.01C”). As of May 12, 2022, the 30-trading-day average closing price of the Company’s common stock was $0.92 per share.

As required by Section 802.01C, the Company must notify the NYSE within 10 business days of receipt of the Notice, and of its intent to cure the deficiency or be subject to suspension and delisting procedures. Under Section 802.01C, the Company has six months following receipt of the Notice to regain compliance with the minimum share price requirement, but may have additional time if shareholder approval is needed for any of its planned steps. The Company may regain compliance at any time during the six-month cure period if the Company’s common stock has a closing share price of at least $1.00 on the last trading day of any calendar month during the period and also has an average closing share price of at least $1.00 over the 30-trading-day period ending on the last trading day of that month or on the last day of the cure period.

The notice has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and traded on the NYSE during this period, subject to the Company’s compliance with other listing standards, under the symbol “UPH.” In the event that the Company fails to restore its compliance with the continued listing standards of Section 802.01C, that section calls for the NYSE to commence procedures for the suspension and delisting of the Company’s common stock.

To address this issue, UpHealth intends to monitor the trading price of its listed securities and take steps to increase the value of its shares through implementation of its business strategy, and is still considering its other options for regaining compliance with the NYSE’s continued listing standards.

As required under NYSE rules, the Company issued a press release on May 19, 2022, announcing that it had received the Notice. A copy of that press release is attached hereto as Exhibit 99.1.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, UpHealth’s ability to regain compliance with the NYSE’s continued listing standards. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this Current Report on Form 8-K are based on certain assumptions and analyses made by the management of UpHealth in light of their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on UpHealth as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting UpHealth will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of UpHealth), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including whether UpHealth is able to regain compliance with the NYSE’s continued listing standards . Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.
Item 9.01 - Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Item
99.1	Press Release, dated May 19, 2022, announcing receipt of NYSE Non-compliance Letter.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2022

By:	/s/ Dr. Ramesh Balakrishnan
Name:	Dr. Ramesh Balakrishnan
Title:	Chief Executive Officer